UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Baker Hughes Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17021 Aldine Westfield Road

Houston, Texas 77073

(Address of Principal Executive Offices)

(713) 439-8600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 30, 2016, Baker Hughes Incorporated (“Baker Hughes”) announced the closing of the transactions contemplated by the Contribution Agreement among Baker Hughes Oilfield Operations, Inc. (“BHOO”), a wholly owned subsidiary of Baker Hughes; Allied Completions Holdings, LLC (“Partner”), a portfolio company of CSL Capital Management, LLC; BJ Services, LLC (“BJ Services”), a wholly owned subsidiary of Baker Hughes; and, for the purposes of certain provisions of the Contribution Agreement (as defined below), Allied Energy JV Contribution, LLC (“Investor JV”), an affiliate of CSL Capital Management, LLC and West Street Energy Partners (a fund managed by the Merchant Banking Division of Goldman, Sachs & Co.) (the “Contribution Agreement”).  Pursuant to the Contribution Agreement, (i) BHOO contributed its onshore pressure pumping business in the United States and Canada, including cementing, stimulation, hydraulic fracturing and acidizing services and coiled tubing assets, to BJ Services, (ii) Partner contributed cash and Partner’s pressure pumping services (cementing, fracturing and acidizing) business (which is located in the United States) to BJ Services, (iii) BJ Services received a cash contribution from Investor JV (of which it retained $175 million), and (iv) BHOO and its affiliates received $150 million in cash.  Immediately following the closing, BHOO and a BHOO affiliate held, in the aggregate, 46.69% of the outstanding membership interests of BJ Services and Investor JV held 53.31% of the outstanding membership interests of BJ Services.

The foregoing description of the Contribution Agreement is not complete and is qualified in it is entirety by reference to the full text of the Contribution Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Baker Hughes Current Report on Form 8-K filed with the SEC on December 1, 2016 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions (the “Merger”) contemplated by the Transaction Agreement and Plan of Merger entered into on October 30, 2016 among Baker Hughes, General Electric Company and certain subsidiaries of Baker Hughes, Baker Hughes entered into a letter agreement with Kimberly A. Ross, Senior Vice President and Chief Financial Officer of Baker Hughes, on December 30, 2016.

The letter agreement provides that, effective as of the day following the closing of the Merger, Ms. Ross will incur a termination of employment by Baker Hughes without “cause” (as defined in her Change in Control Agreement with Baker Hughes) and will resign from her positions with Baker Hughes and its subsidiaries.

To mitigate the potential adverse tax consequences to Baker Hughes and Ms. Ross under Sections 280G and 4999 of the Internal Revenue Code arising from compensation that will or may become payable to her in connection with the Merger,

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pursuant to the letter agreement, Baker Hughes provided her with the following on December 30, 2016 (rather than on the scheduled dates in the first quarter of 2017):

•	the $400,000 guaranteed bonus for the first six months of 2016 for which she is eligible under Baker Hughes’ Annual Incentive Compensation Plan for Employees and the performance scorecard program (such bonus was originally scheduled to be paid in March 2017); and

•	accelerated vesting of 50,687 restricted stock units granted to her in 2015 and 2016 under the Baker Hughes 2002 Director & Officer Long-Term Incentive Plan (such vesting was originally scheduled to occur in January 2017).

Ms. Ross is required to reimburse Baker Hughes for the bonus payment and restricted stock units (net of applicable tax withholding) if, prior to the original payment or vesting date, her employment is terminated by Baker Hughes for “cause” or she resigns without “good reason” (as such terms are defined in her Change in Control Agreement).

The letter agreement also affirms Ms. Ross’s continued obligations under her Executive Agreement with Baker Hughes, including confidentiality, non-competition and non-solicitation of customers and employees, and her continued rights under her Change in Control Agreement and her Indemnification Agreement with Baker Hughes.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The required pro forma consolidated condensed financial statements as of and for the nine months ended September 30, 2016 and year ended December 31, 2015 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Condensed Financial Statements

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017

BAKER HUGHES INCORPORATED

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Vice President and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Consolidated Condensed Financial Statements

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